AMENDMENT TO
OBALON THERAPEUTICS, INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT (this “Amendment”) to the Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan, is made and adopted by the Compensation Committee of the Board of Directors (the “Committee”) of Obalon Therapeutics, Inc., a Delaware corporation (the “Corporation”), effective as of April 30, 2018 (the “Amendment Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Corporation maintains the Obalon Therapeutics, Inc. 2016 Employee Stock Purchase Plan (the “Plan”);

WHEREAS, pursuant to Section 25 of the Plan, the Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason; and

WHEREAS, the Committee believes it is in the best interests of the Corporation and its stockholders to amend the Plan to provide (i) for 12-month Offering Periods (as defined in the Plan) and (ii) increase the number of shares of the Company’s common stock (the “Shares”) a Participant (as defined in the Plan) is permitted to purchase on any one Purchase Date (as defined in the Plan) from 5,000 Shares to 20,000 Shares, as set forth herein.

NOW THEREFORE, BE IT RESOLVED: that the Plan is hereby amended as follows, effective as of the Amendment Effective Date:

AMENDMENT

1.	The third sentence of Section 5(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“With respect to any Offering Period that begins after April 30, 2018, a twelve (12) month Offering Period shall commence on each May 1 and shall consist of one Purchase Period, except as otherwise provided by an applicable sub-plan, or on such other date determined by the Committee.”

2.	Section 10(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“With respect to any Offering Period that begins after April 30, 2018, in no event shall a Participant be permitted to purchase more than 20,000 shares on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.”

3.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Amendment was duly adopted by the Compensation Committee of the Board of Directors of Obalon Therapeutics, Inc. on April 30, 2018.

Executed on this 1st day of May, 2018.

/s/ William Plovanic
William Plovanic
Chief Financial Officer and Secretary